                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                DECEMBER 1, 2000



                         AVANT IMMUNOTHERAPEUTICS, INC.
                          (F/K/A T CELL SCIENCES, INC.)
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                          0-15006                   13-3191702
(State or Other Jurisdiction              (Commission              (I.R.S. Employer
       of Incorporation)                  File Number)             Identification No.)


                119 FOURTH AVENUE, NEEDHAM, MASSACHUSETTS 02494
             (Address of Principal Executive Offices and Zip Code)


                                 (781) 433-0771
              (Registrant's telephone number, including area code)

AVANT Immunotherapeutics, Inc. hereby amends Item 7 of its Current Report on Form 8-K dated December 1, 2000, as amended, to read in its entirety as follows:


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Financial Statements of Business Acquired:

Financial statements of Megan Health, Inc. were previously filed with Form 8-K/A as Attachment A on January 30, 2001.

(b)    Pro Forma Financial Information:

Pro forma financial information as of September 30, 2000 for the Registrant was previously filed with Form 8-K/A as Attachment B on January 30, 2001. The pro forma condensed combined statement of operations for the year ended December 31, 2000 for the Registrant is filed with this report as Attachment A and supercedes the proforma condensed combined statement of operations for the nine months ended September 30, 2000 as previously filed with Form 8-K/A as Amendment B on January 30, 2001.

(c)    Exhibits:


  Exhibit No.                                                     Description
--------------------------------------------------------------------------------------------------------------------

  2.1*                      Agreement and Plan of Merger, dated as of November 20, 2000, by and among the
                            Registrant, Acquisition Sub and Megan.**

  2.2*                      First Amendment to Agreement and Plan of Merger, dated as of December 1, 2000, by and among the Registrant, Acquisition Sub and Megan.**


---------------------

*        Previously filed.

** The Registrant agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 2, 2001                  AVANT IMMUNOTHERAPEUTICS, INC.




                                         /s/ AVERY W. CATLIN
                                      -----------------------------------------
                                      BY:    Avery W. Catlin
                                             Senior Vice President, Treasurer
                                             and Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

                                                                    ATTACHMENT A


                         AVANT IMMUNOTHERAPEUTICS, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS


On December 1, 2000, AVANT Immunotherapeutics, Inc., a Delaware corporation (the "Registrant" or "AVANT"), acquired Megan Health, Inc., a Delaware corporation ("Megan"), by merging its wholly-owned subsidiary, AVANT Acquisition Corp., a Delaware corporation ("Acquisition Sub"), with and into Megan (the "Merger"). As a result of the Merger, Megan became a wholly-owned subsidiary of the Registrant.

In connection with the merger, the Registrant (i) issued an aggregate of 1,841,237 shares of its common stock (valued at approximately $15,803,400 based upon the average closing price of the Registrant's common stock for the 5 trading days preceding and subsequent to the signing of the Merger Agreement, or $8.583 per share), (ii) paid approximately $243,238 in cash and (iii) assumed obligations under Megan's outstanding stock options, all of which became fully vested as a result of the merger. As a result of the Registrant's assumption of such stock options, the holders thereof may purchase up to 31,910 shares of the Registrant's common stock at exercise prices generally ranging from $1.47 per share to $8.25 per share.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 was prepared to give effect to the Merger accounted for under the purchase method of accounting. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 assumes that the Merger occurred on January 1, 2000. The unaudited pro forma condensed combined statement of operations is based on the historical consolidated financial statements of AVANT and Megan under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined statement of operations. The condensed combined financial information for the year ended December 31, 2000 has been obtained from the consolidated financial statements of AVANT and Megan and includes, in the opinion of AVANT's and Megan's management, all adjustments necessary to present fairly the data for such period.

The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined statement of operations that AVANT's management believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a independent appraisal of their respective values. In accordance with generally accepted accounting principles, the amount allocated to in-process technology was expensed in the quarter in which the Merger is consummated. The in-process technology adjustment has been excluded from the unaudited pro forma condensed combined statements of operations, as it is a material non-recurring charge resulting from the Merger. The unaudited pro forma condensed combined statement of operations and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto of AVANT included in its Annual Report on Form 10-K for the year ended December 31, 2000.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations of AVANT would have been assuming AVANT had consummated the acquisition as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

              AVANT IMMUNOTHERAPEUTICS, INC. AND MEGAN HEALTH, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                     Pro Forma         PRO FORMA
                                                    AVANT             Megan         ADJUSTMENTS        COMBINED
=====================================================================================================================

OPERATING REVENUE:
    Product sales revenue                           $       --       $  711,800                --      $   711,800
    Product development and licensing revenue          692,400           67,900                --          760,300
    Grant income                                            --          367,600                --          367,600
---------------------------------------------------------------------------------------------------------------------

       Total operating revenue                         692,400        1,147,300                --        1,839,700
---------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSE:
    Research and development                        10,662,200        1,316,400                --       11,978,600
    General and administrative                       4,689,600        1,535,600                --        6,225,200
    Cost of product sales                                   --           88,700                --           88,700
    Charge for purchased in-process
       research and development                      9,012,300               --        (9,012,300)(d)           --
    Sales and marketing                                     --          367,700                --          367,700
    Legal settlements                                 (500,000)              --                --         (500,000)
    Amortization of acquired intangible assets         549,100               --           842,000(c)     1,391,100
---------------------------------------------------------------------------------------------------------------------

       Total operating expenses                     24,413,200        3,308,400        (8,170,300)      19,551,300
---------------------------------------------------------------------------------------------------------------------

       Operating loss                              (23,720,800)      (2,161,100)        8,170,300      (17,711,600)

Non-operating income, net                            1,975,900           58,100                --        2,034,000
---------------------------------------------------------------------------------------------------------------------

       Net loss                                   $(21,744,900)     $(2,103,000)      $ 8,170,300   $  (15,677,600)
=====================================================================================================================

Basic and diluted net loss per common share        $    (0.42)              --                 --    $      (0.29)
=====================================================================================================================

Weighted average common shares outstanding          52,348,100               --                --       54,279,300(e)
=====================================================================================================================


              The accompanying notes are an integral part of these
               condensed combined pro forma financial statements.

              AVANT IMMUNOTHERAPEUTICS, INC. AND MEGAN HEALTH, INC.
             NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


1.     BASIS OF PRESENTATION

The pro forma information presented is theoretical in nature and not necessary indicative of the future consolidated results of operations of the combined companies or the consolidated results of operations which would have resulted had the Merger taken place during the period presented. The unaudited pro forma condensed combined statement of operations reflects the effect of the Merger and assumes that the Merger occurred as of January 1, 2000.


2.     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

       (a)      The purchase price for the Merger was determined as follows:


                AVANT common stock issued to Megan stockholders                          $  15,803,400
                Cash received by Megan stockholders                                            236,700
                Conversion of Megan stock options                                              239,400
                Direct acquisition costs                                                     1,052,500
                                                                                    --------------------

                       Total estimated purchase price                                    $  17,332,000
                                                                                    ====================


       (b) The actual allocation of the purchase price will be based on the estimated fair values of net assets of Megan at the consummation of the Merger. For purposes of the pro forma condensed combined financial statements, such allocation has been estimated as follows:


                Net assets of Megan at December 1, 2000                                  $     550,400
                In-process technology                                                        9,012,300
                Core technology                                                              1,786,900
                Developed technology                                                         3,263,100
                Strategic partner agreement                                                  2,563,900
                Assembled workforce                                                            155,400
                                                                                    --------------------

                       Total estimated purchase price                                    $  17,332,000
                                                                                    ====================

       (c) Amortization of the core technology, developed technology, strategic partner agreement and the assembled workforce will be over the estimated useful lives of ten years, seven years, seventeen years and five years, respectively.

       (d) Management estimates that approximately $9.0 million of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount was expensed as a non-recurring charge during the fourth quarter of 2000, the quarter in which the Merger was consummated. This amount has not been included in the pro forma condensed combined statements of operations as it is a material non-recurring charge resulting from the Merger. A valuation of the intangible assets acquired was conducted by an independent third party.

                The value assigned to purchased in-process technology was determined by identifying research projects in areas for which technological feasibility has not been established. Due to the early stage nature of Megan's operations and research and development, such research projects represent substantially all of Megan's activities. The value was determined by estimating the costs to develop the purchased in-process technology into commercially viable products; estimating the resulting net cash flows from such projects; and discounting the net cash flows back to their present value.

                The efforts to develop the purchased in-process technology into commercially viable products generally include the identification of appropriate collaborative partners and financing, the completion of both pre-clinical and clinical trials as well as the obtaining of regulatory approval.

       (e) The shares used in computing the unaudited pro forma combined net loss per share for the year ended December 31, 2000 are based upon the historical weighted average common shares outstanding adjusted to reflect the issuance, as of January 1, 2000, of approximately 1.8 million shares of AVANT common stock.